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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement
Form S-8 pertaining to the 1997 Stock Option Plan and the 1998
Non-Employee Directors' Stock Election Plan of GTECH Holdings Corporation of our report dated April 1, 1998 (except for Note R, as to which the date was April 20, 1998), with respect to the consolidated financial statements of GTECH Holdings Corporation included in its Annual Report (Form 10-K) for the fiscal year ended February 28, 1998, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP
                                             -----------------------------------
                                             ERNST & YOUNG LLP


Boston, Massachusetts
June  24, 1998







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